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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): October 5, 2007


                           UNITED NATURAL FOODS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                    000-21531                 05-0376157
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                     Identification No.)

                                  260 Lake Road
                               Dayville, CT 06241
               (Address of Principal Executive Offices) (Zip Code)

                                 (860) 779-2800
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry into a Material Definitive Agreement.

On October 5, 2007, United Natural Foods, Inc. (the "Company") and UNFI Merger Sub, Inc., a wholly-owned subsidiary of the Company ("Merger Sub"), entered into a Merger Agreement with Distribution Holdings, Inc. ("Holdings"), a privately held company, and Millbrook Distribution Services Inc., a wholly-owned subsidiary of Holdings ("Distribution Services").

Pursuant to the Merger Agreement, the Company proposes to acquire all of the outstanding capital stock of Holdings through a merger of Merger Sub and Holdings, with Holdings continuing as the surviving corporation (the "Merger"). Following completion of the Merger, Holdings will be a subsidiary of the Company. Pursuant to the Merger Agreement, each share of common stock (other than shares held by Holdings as treasury stock, shares held by the Company or shares held by holders who have properly demanded appraisal for such shares under Delaware law), Series A Preferred Stock and Series B Preferred Stock of Holdings outstanding immediately prior to the effective time of the Merger will be converted into the right to receive a cash payment, without interest or dividends, on the terms set forth in the Merger Agreement.

Each of the parties to the Merger Agreement makes certain customary representations, warranties and covenants in the Merger Agreement. Holdings and Distribution Services also have agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, (i) covenants that Holdings and Distribution Services will carry on their businesses in the ordinary course during the period between the date of the Merger Agreement and closing, and that they will not engage in certain types of transactions without the consent of the Company during such period, and (ii) covenants not to solicit, initiate, encourage or take any other action to facilitate the submission of any inquiries, proposals or offers from any third party of any third party transaction (as defined in the Merger Agreement), or agree to or endorse or enter into discussions or negotiations related to any third party transaction. The Merger Agreement provides the Company and Holdings and Distribution Services with customary termination rights.

The Merger has been approved by the boards of directors of both the Company and Holdings. The Company currently anticipates completing the Merger in the second quarter of fiscal 2008, subject to various closing conditions, including regulatory review and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval of the Merger by greater than 95% of Holdings' voting shareholders and other customary conditions.

Item 7.01.  Regulation FD Disclosure.

On October 5, 2007, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

            (a)   Financial Statements of Businesses Acquired: Not Applicable

            (b)   Pro Forma Financial Information: Not Applicable

            (c)   Shell Company Transactions: Not Applicable

            (d)   Exhibits.
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          Exhibit No.   Description
          -----------   -----------

            99.1 United Natural Foods, Inc. and Millbrook Distribution Services Inc. Announce Definitive Merger Agreement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UNITED NATURAL FOODS, INC.


                                  By: /s/ Mark E. Shamber
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                                      Mark E. Shamber
                                      Vice President and Chief Financial Officer

                                  Date:  October 11, 2007